UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2010
COMPELLENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33685	37-1434895
(Commission File Number)	(IRS Employer Identification No.)
7625 Smetana Lane
Eden Prairie, MN 55344
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (952) 294-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     At the 2010 Annual Meeting of Stockholders of Compellent Technologies, Inc. held on May 13, 2010, the following proposal was adopted. Proxies for the Annual Meeting were solicited by our Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to our Board of Directors’ solicitation. There were 31,736,807 shares of common stock entitled to vote at the Annual Meeting and a total of 19,136,949 shares of common stock were represented at the Annual Meeting in person or by proxy. The final vote on the proposal presented at the Annual Meeting was as follows:
     Charles Beeler, John P. Guider and Kevin L. Roberg were elected as directors to hold office until the 2013 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld
Charles Beeler	11,224,413	7,912,536
John P. Guider	18,699,915	437,034
Kevin L. Roberg	18,742,927	394,022
     Each of Philip E. Soran and Sven A. Wehrwein will continue to serve as directors until the 2011 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. Each of Sherman L. Black, R. David Spreng and Duston M. Williams will continue to serve as directors until the 2012 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compellent Technologies, Inc.
Date: May 19, 2010	By:	/s/ John R. Judd
John R. Judd
Chief Financial Officer